Amendment to 1994 Incentive Stock Option Plan

          The General Counsel advised the Board that the Company's Incentive Stock Option Plans ("ISOP") adopted in 1982 and 1994 were inadvertently drafted to permit employees to elect either stock or the cash value of the appreciated stock. These cash elections are known as "SAR's", for "stock appreciation rights". Certain technical amendments were proposed to delete the SAR provisions from the 1982 and 1994 plans. The Board found as follows:
          WHEREAS, in 1982 the Company adopted an Incentive Stock Option Plan which has been amended from time to time by the Board of Directors (the "1982 Plan") and which provides that no further options may be granted thereunder after January 21, 1992;

          WHEREAS, in 1994 the Board of Directors adopted, and the shareholders of the Company approved, the QuesTech, Inc. Incentive Stock Option Plan (the "1994
     Plan");

          WHEREAS, in 1993, the Company established the QuesTech, Inc. Stock Employee Compensation Trust (the
     "SECT") for the purpose of holding and administering a trust fund consisting principally of securities of the Company in order to assure satisfaction of certain of the Company's obligations under the Company's employee stock benefit plans (including specifically the 1982
     Plan, any successor plan and such other plans as the Trustees of the SECT may designate);

          WHEREAS, both the 1982 Plan and the 1994 Plan contain provisions pursuant to which an optionee, in lieu of exercising an option granted under the plan, may elect to receive a payment in cash equal to the amount by which the fair market value of the Common
     Stock underlying the option on the date of exercise exceeds the exercise price under the option (referred to as a stock appreciation right or "SAR");

          WHEREAS, the Board of Directors has determined it to be in the best interest of the Company to eliminate

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     the automatic SARs from both the 1982 Plan and the 1994
     Plan and to seek from holders of outstanding options granted under those plans waiver of such rights;

          WHEREAS, in connection with certain clarifying amendments being made by the Board of Directors to the SECT, the Board of Directors is desirous of making certain conforming clarifications to each of the 1982
     Plan and the 1994 Plan;

          WHEREAS, the Board of Directors retained the right to amend the 1982 Plan and the 1994 Plan, so long as such amendments affecting previously granted options did not result in such options failing to constitute "incentive stock options" within the meaning of Section 422A(b) of the Internal Revenue Code, as amended (the "Code"); and

          WHEREAS, the Board of Directors is advised that the amendments to the 1982 Plan and the 1994 Plan in form and substance as set forth in the attached Exhibit A and Exhibit B, respectively, will not result in incentive stock options previously granted under such plans failing to constitute "incentive stock options" within the meaning of Section 422A(b) of the Code.

          NOW THEREFORE, upon motion duly made and seconded, be it

      RESOLVED, that Section 12 of each of the 1982 Plan and the 1994 Plan be and hereby is amended to delete all of subparagraph (b), delete the designation of subparagraph (a) and revise said subparagraph (a) as follows (new language underscored; deleted language in brackets and bold face):

          "The Option, or any part thereof, shall be exercised by the giving of written notice to the Secretary of the Corporation in the form attached to the stock option agreement specifying the number of shares to be purchased, accompanied by payment in full of the aggregate option price of the number of shares purchased. Such exercise shall be effective upon receipt of such written notice and payment by the Secretary. Neither the Employee nor his legal representative, legatee or distributee, shall be or be deemed to be a holder of any shares subject to such option unless or until he has received [the
          Certificate] a certificate or certificates
          [from the transfer agent of the Corporation,

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          and] evidencing the shares, and has been
          recorded, in the ordinary course of business, on the books and records of the Corporation, as the record holder of such shares."

          RESOLVED FURTHER that Section 6(d) of the 1994
     Plan be and hereby is amended to delete therefrom the last sentence.

          RESOLVED FURTHER that Section 17 of each of the 1982 Plan and the 1994 Plan be and hereby is deleted in its entirety.

          RESOLVED FURTHER that amendment of all outstanding options under the 1982 Plan and the 1994 Plan to eliminate the automatic SAR provisions is hereby approved by the Board of Directors.

          RESOLVED FURTHER that the executive officers of the Company be, and each of them hereby is, authorized for and in the name and on behalf of the Company, to take any and all further action and to execute and deliver any and all agreements, certificates, instruments and other documents which such executive officer approves as necessary or appropriate to effectuate the foregoing resolutions, and the execution and delivery of any such agreements, certificates, instruments and other documents shall be conclusive evidence of such approval.

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   Amendment to QuesTech's Stock Employment Compensation Trust


          The General Counsel advised the Board to amend the Company's Stock Employment Compensation Trust (the "SECT") to remove some ambiguities with regard to the intended use of the SECT stock, i.e. to fund stock options, to clarify the accounting for contributions made by employees to the SECT, and to adopt several other technical provisions. The Board found as follows:

          WHEREAS, effective December 31, 1993, the Company established a trust, known as the QuesTech, Inc. Stock
     Employee Compensation Trust (the "SECT") for the purpose of holding and administering a trust fund consisting principally of securities of the Company in order to assure satisfaction of certain of the Company's obligations under certain of its employee stock benefit plans;

          WHEREAS, in establishing the SECT, the Company intended to provide for eligible employees an additional benefit plan pursuant to which those employees would enjoy certain rights;

          WHEREAS, in addition, the Company intended that shares of its Common Stock held in trust by the SECT would be used for issuances of Common Stock called for upon the exercise of employee stock options;

          WHEREAS, pursuant to Section 8.1 of the SECT, the Board of Directors has the power to amend the SECT (so long as it does not adversely affect the contingent rights of Plan Participants (as that term is defined in the SECT) and to correct any errors or clarify any ambiguities or issues of interpretation under the SECT;

          WHEREAS, the Board of Directors is desirous of amending certain provisions of the SECT to clarify the intended functions of the SECT and its trust fund;

          WHEREAS, in addition, in connection with certain amendments to the Company's incentive stock option plans, the Board of Directors is desirous of making certain conforming changes to the SECT; and

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          WHEREAS, the Board of Directors has concluded that
     none of the desired amendments adversely affects the contingent rights of Plan Participants.

          NOW, THEREFORE, upon motion duly made and seconded, be it

     RESOLVED, that Section 2.1 of the SECT be and hereby is amended as follows (new language underscored; deleted language bracketed and in bold face):

          "2.1.  Initial Contribution.  For the initial
          Trust Year, the Company shall be credited with a contribution to the Trust in cash of Four Hundred Thirty-Two Thousand Five Hundred
          Dollars ($432,500.00), which shall enable the Trustee to acquire 221,792 shares of Company
          Stock which shall be utilized for purposes of funding Common Stock issuances upon the exercise of employee stock options issued by the Company under the QuesTech Plans, as more specifically set forth in Section 3.1 below.
          The Trust shall return to the Company an interest bearing promissory note in the principal sum of Four Hundred Thirty-Two
          Thousand Five Hundred Dollars ($432,500.00), which note shall constitute the Loan and shall be the obligation of the Trust.
          [Unless otherwise expressly provided herein, the Trustee shall apply all future contributions to the Trust, dividends and earnings to the payment of principal and interest due under the Loan.]"

          FURTHER RESOLVED, that Section 2.2 of the SECT be and hereby is amended as follows (new language underscored; deleted language bracketed and in bold face):

          "2.2  Repayment and Forgiveness of Loan.
          [Contributions.] For each Trust Year in which Plan Participants exercise stock options under the QuesTech Plans, the Company may attribute to repayment of the Loan (in the form of a reduction of the principal amount outstanding thereunder) the cash exercise price received from such Plan
          Participants (a "Principal Reduction").  [the
          Participants contribute to the Trust, such]
          Cash that shall be received by the Trust [in

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          such amounts], together with dividends, as
          provided in Section 2.3, and any other
          earnings of the Trust, shall enable the
          Trustee to make all payments of principal and interest due under the Loan on a timely basis. Unless otherwise expressly provided herein, the Trustee shall apply all cash
          [such] contributions, dividends and earnings to the payment of principal and interest due under the Loan. If, at the end of any Trust
          Year, no cash [such] contributions have [has] been made [in cash by any of the Participants], such amount equal to the interest carry for that year shall be deemed to have been made in the form of forgiveness of the interest on the Loan. [In the event a Participant chooses the payment of his stock appreciation rights under his stock option agreement, rather than the exercise of his option, the Company shall determine whether that portion of the principal of the Note shall be forgiven or otherwise satisfied.]"

          FURTHER RESOLVED, that Section 3.1 of the SECT be and hereby is amended as follows (new language underscored; deleted language bracketed and in bold face):

          "3.1. Release of Shares. In exchange for each Principal Reduction (as provided in Section 2.2 above), the Trust shall release to the Company the number of shares of Common
          Stock for which stock options were exercised in connection with such Principal Reduction, which shares then may be registered in the name of the Plan Participant(s) exercising such options. [Subject to the other provisions of this Article 3, upon the payment or forgiveness of any principal on the Loan (a "Principal Payment"), the number of shares of Company Stock represented by the Principal Payment to be issued in connection with the repayment of the proceeds of the Loan shall be available for allocation
          ("Available Shares") as provided in this
          Article 3.]"

          FURTHER RESOLVED, that Section 3.2 of the SECT be and hereby is amended as follows (new language underscored; deleted language bracketed and in bold face):

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          "3.2.  Allocations.  For the purposes of this
          Trust, shares of Company Stock [Subject to the provisions of this Article 3, Available
          Shares] shall be allocated as directed by the Trustee to the Plans and the Plan
          Participants as the Trustee may determine in accordance with the requirements of the QuesTech Plans. The Trustee's discretion shall be limited to the amounts allocated among the QuesTech Plans, with the allocation itself being mandatory. Subject to this
          Article 3, 200,000 shares have been allocated to the 1982 Incentive Stock Option Plan and
          21,792 shares to two non-qualified options.
          All remaining 57,292 shares [shall be
          considered Available Shares and] will
          continue in trust until such time as the Trustee determines to utilize such shares, if at all, to fund such other plans of the Company or its subsidiaries."

          FURTHER RESOLVED, that Section 3.3 of the SECT be and hereby is amended as follows (new language underscored; deleted language bracketed and in bold face):

          "3.3 Excess Shares. [(a) Notwithstanding the provisions of Section 3.2, Available]
          Shares which are not allocated pursuant to the preceding paragraph ("Excess Shares") shall be held by the Trustee in the Suspense
          Account and shall be allocated in accordance with the provisions of this Article 3
          [Section 3.3].

               "[(b)  In the event that at the end of
          any Calculation Period there are Excess
          Shares that have not been allocated pursuant to Section 3.2(b), such Excess Shares may, subject to the provisions of this subsection
          (c), be distributed in each Trust year in the next Calculation Period as directed by the Trustee taking into account the best interest of the individuals employed by the Company and its subsidiaries.]"

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